ATTACHMENT C

April 16, 2018

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549

Ladies and Gentlemen:

 We have read the statements made by The RBB Fund, Inc. (the "Registrant"), a copy of which is attached and which we understand will be filed with the Securities and Exchange
Commission pursuant to Sub-Item 77K of the Registrant's Form N-SAR for the six-month period ended February 28, 2018 and are in agreement with the statements concerning our Firm in such Form N-SAR.

 Sincerely yours,

 BBD, LLP